Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-281262) of CRISPR Therapeutics AG,
(2)
Registration Statement (Form S-8 No. 333-221427) pertaining to the CRISPR Therapeutics AG Amended and Restated 2016 Stock Option and Incentive Plan,
(3)
Registration Statement (Form S-8 No. 333-214184) pertaining to the CRISPR Therapeutics AG 2015 Stock Option and Grant Plan, the CRISPR Therapeutics AG 2016 Stock Option and Incentive Plan, the CRISPR Therapeutics AG 2016 Employee Stock Purchase Plan, the Non-Qualified Option Agreement with Megan Menner, the Non-Qualified Option Agreement with Paul Schneider, and the Non-Qualified Option Agreement with Pablo Cagnoni of CRISPR Therapeutics AG, and
(4)
Registration Statements (Form S-8 Nos. 333-225369, 333-232877, 333-240120, 333-266636, 333-273764, 333-281247) pertaining to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan;

of our reports dated February 11, 2025, with respect to the consolidated financial statements of CRISPR Therapeutics AG and the effectiveness of internal control over financial reporting of CRISPR Therapeutics AG included in this Annual Report (Form 10-K) of CRISPR Therapeutics AG for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 11, 2025